Exhibit 99.1

The Glimpse Group Accelerates Growth Potential With the Appointment of Immersive Technology Marketing Veteran James Watson as Chief Marketing Officer

With more than 20 years of marketing experience, James Watson has spent the last 10 years developing award winning marketing programs across the VR & AR sectors with leading global companies

NEW YORK, NY / ACCESSWIRE / April 4, 2022 / The Glimpse Group, Inc. (NASDAQ:VRAR) (FSE:9DR) (“Glimpse or the “Company”) a Virtual Reality (“VR”) and Augmented Reality (“AR”) platform company comprised of multiple VR and AR software & services companies, today announced the appointment of James Watson as its Chief Marketing Officer (“CMO”).

Prior to joining Glimpse, James was the founder of XRTech Marketing, a strategic marketing consulting firm focused on helping XR companies align their products with market needs. Previously, he was the CMO of Immerse, where he helped grow its enterprise VR platform and establish a customer base including BP, DHL and Nestlé. His involvement with XR began at creative agency Imagination, where he established their immersive technology offering, developing VR and AR solutions for clients, including Shell and Major League Baseball. His early marketing career involved working for British Airways and Ogilvy, where he led digital marketing programs for clients including Cisco and Philips. James is a regular speaker at industry events, Co-chair of the VRAR Association and a member of the British Standards Institute (BSI) VR & AR Committee.

With his extensive experience in the marketing industry, James will drive Glimpse’s central marketing strategy. He will manage all Glimpse brand and communication activity including content marketing, performance marketing, digital media and public relations. In addition, he will oversee each of Glimpse’s subsidiary companies marketing strategies.

Link to Video: https://vimeo.com/667486472

“It’s a great time to be joining Glimpse given the acceleration of interest and awareness of enterprise VR & AR solutions, there’s huge potential across Glimpse to tap into this increased interest,” said James Watson. “As CMO, my role will be to develop a strong positioning for Glimpse and a brand that really stands out in this rapidly developing market. I’ve spent the last 10 years developing marketing programs for the immersive technology sector, so it’s terrifically exciting to take up this role with a market leader in this sector.”

Lyron Bentovim, President and CEO of The Glimpse Group said: “With the continuing evolution of the immersive technologies industry and given the operating scale Glimpse has achieved in terms of revenues, employees, patents and subsidiary companies, we feel that this is the appropriate time to bolster our executive team with a marketing professional of James’s experience and caliber. This is the second recent addition to our executive team, after Jeff Meisner joined us as CRO, and is indicative of both our historical and expected growth. We look forward to working with James to fully realize our marketing and branding potential.”

About The Glimpse Group

The Glimpse Group (Nasdaq: VRAR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software & services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Glimpse Contact

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

917-292-2685

maydan@theglimpsegroup.com

Investor Relations

Mark Schwalenberg, CFA

Director

MZ Group - North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us